Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No. 3 of Form S-1 (No. 333-283175) of QDM International Inc. and Subsidiaries (the “Company”) of our report dated July 10, 2025, relating to our audits of the accompanying consolidated balance sheets of the Company as of March 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income(loss), shareholders’ equity(deficit), and cash flows for each of the years in the two-year period ended March 31, 2025, and the related notes (collectively referred to as the consolidated financial statements), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado
July 28, 2025

 999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us